UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2011

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:        (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(a)	Receipt of CHMP Recommendation for Soliris for the Treatment of Patients with aHUS.

On September 23, 2011, Alexion Pharmaceuticals, Inc. issued a press release announcing that the European Committee for Medicinal Products for Human Use (CHMP) has adopted a positive opinion recommending that the therapeutic indication for Soliris® (eculizumab) be extended to include the treatment of patients with atypical hemolytic uremic syndrome (aHUS). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b)	Receipt of FDA Marketing Authorization for Soliris for the Treatment of Patients with aHUS.

On September 23, 2011, Alexion issued a press release announcing that the U.S. Food and Drug Administration has approved Soliris for the treatment of all pediatric and adult patients with aHUS. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on September 23, 2011 relating to the recommendation of CHMP.

99.2	Press Release issued by Alexion Pharmaceuticals, Inc. on September 23, 2011 relating to receipt of FDA marketing authorization.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: September 23, 2011	By:	/s/ Michael V. Greco
Name: Michael V. Greco Title: Associate General Counsel and Corporate Secretary